Exhibit 10.8

EXECUTION VERSION

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is between Rachel McMinn (“Employee”), on behalf of Employee and all of Employee’s heirs, executors, administrators and successors (individually and collectively, “Releasors”) and Intercept Pharmaceuticals, Inc. (the “Company”), on behalf of the Company and all of its past, present, and future parents, subsidiaries, divisions, affiliates, directors, officers, managers, members, agents, successors, assigns, former employees and employees (individually and collectively, the “Company Parties”) for the purpose of the termination of Employee’s employment relationship with the Company effective December 31, 2017 (the “Termination Date”) and detailing their respective rights and obligations.

1. Transition; Separation.

a. Effective on November 1, 2017 (the “Transition Date”) Employee shall resign from her position as Chief Business and Strategy Officer. During the period beginning on the Transition Date and ending on the Termination Date (such period, the “Transition Period”), the Employee will continue to be employed by the Company as a Strategic Advisor to the Chief Executive Officer and perform such duties as the Company may request from time to time. During the Transition Period, the Company will continue to pay Employee her base salary at the rate in effect as of the date hereof and Employee will continue to participate in the Company’s health and welfare plans, subject to their terms.

b. Effective on the Termination Date, Employee’s employment relationship with the Company shall terminate in full. Employee acknowledges that from and after the Termination Date, Employee shall have no authority to, and shall not represent herself as an employee of the Company.

2. Consideration.

a. As consideration for Employee’s execution of this Agreement and for the other promises set forth in this Agreement, and provided Employee executes and does not rescind her assent to this Agreement, and within sixty (60) days after the Termination Date Employee executes and does not rescind her assent to the Supplemental Release of Claims set forth in Exhibit A (the “Supplemental Release”), the Company shall pay or provide Employee with the following (the “Separation Benefits”):

i. twelve (12) months of Employee’s base salary in effect as of the Termination Date, payable according to the Company’s payroll commencing on the first payroll date following the date the Supplemental Release is effective and irrevocable (the “Payment Date”);

ii. for a period of twelve (12) months following the Termination Date, continue Employee’s participation in the Company’s group health plan and dental plan and shall pay that portion of the premiums that the Company paid on behalf of Employee and her dependents during Employee’s employment, provided, however, that if the Company’s health insurance plan and/or dental plan does not permit such continued participation in such plan after Employee’s termination of employment, then the Company shall pay that portion of the premiums associated with COBRA continuation coverage that the Company paid on behalf of Employee and her dependents during Employee’s employment, including any administrative fee, on Employee’s behalf for such twelve (12) month period; and provided, further, that if Employee becomes employed with another employer during the period in which continued health insurance and/or dental insurance is being provided pursuant to this Section, the Company shall not be required to continue such health and dental benefits, or if applicable, to pay the costs of COBRA, if Employee becomes covered under a health insurance plan of the new employer. For purposes of this Section 2.a.ii, the term “Employee” shall include, to the extent applicable, Employee’s spouse and any of her dependents covered under the Company’s group health plan and/or dental plan prior to her termination of employment;

iii. bonus for the 2017 calendar year equal to 40% of Employee’s base salary; and

iv. the number of Employee’s unvested stock options and other equity-based awards that would otherwise have vested from the Termination Date to the first anniversary of the Termination Date shall vest as of the date the Supplemental Release becomes effective and irrevocable and Employee (or her estate or legal representative, if applicable) shall have until the earlier of the expiration date of the option or one (1) year from the Termination Date to exercise all vested options unless the stock plan pursuant to which the option is granted requires earlier termination in connection with a liquidation or sale of the Company. For purposes of clarity, Employee’s outstanding vested stock options and other equity as of immediately following the date the Supplemental Release becomes effective and irrevocable are set forth in Exhibit B

v. a bonus of $5,000, payable on the Payment Date, such amount intended to go towards the payment of Employee’s legal fees incurred in connection with the negotiation of this Agreement.

b. Employee acknowledges and agrees that Employee will only be entitled to the consideration under Sections 2.a if Employee signs this Agreement and the Supplemental Release becomes effective and irrevocable; and Employee further acknowledges and understands that the compensation and benefits set forth in Section 5.1 of the Employment Agreement between Employee and the Company, dated April 30, 2014 (the “Employment Agreement”) shall be paid or provided to Employee regardless of whether Employee executes this Agreement. The consideration described in Section 2.a are in complete satisfaction of any and all claims described in the Supplemental Release and the Employment Agreement.

c. In the event that Employee’s employment with the Company is terminated for any reason prior to the Termination Date, then the Termination Date shall be the date of such termination.

3. Release of Claims. FOR AND IN CONSIDERATION OF the Separation Benefits, which Separation Benefits are conditioned on Employee signing this release of claims (“Release”) and the Supplemental Release, which Employee will forfeit unless Employee executes and does not revoke this Agreement, Employee, on her own behalf and on behalf of her heirs and estate, voluntarily, knowingly and willingly release and forever discharge the Company, its subsidiaries, affiliates, parents, and, in their capacities as such, stockholders, together with each of those entities’ respective officers, directors, stockholders, employees, agents, fiduciaries and administrators, each in their capacities as such (collectively, the “Releasees”) from any and all claims and rights of any nature whatsoever which Employee now has or in the future may have against them up to the date Employee executes this Agreement, whether known or unknown, suspected or unsuspected. This Release includes, but is not limited to, any rights or claims relating in any way to my employment relationship with the Company or any of the other Releasees or the termination thereof, any contract claims (express or implied, written or oral), including, but not limited to, the Employment Agreement, or any rights or claims under any statute, including, without limitation, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973 (including Section 504 thereof), Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Non-Discrimination Act, the New York State Human Rights Law, the New York City Human Rights Law, and the Employee Retirement Income Security Act of 1974, all as amended, and any other federal, state or local law. This Release specifically includes, but is not limited to, any claims based upon the right to the payment of wages, incentive and performance compensation, bonuses, equity grants, vacation, pension benefits, 401(k) Plan benefits, stock benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, age, religion, sexual orientation, religious creed, sex, national origin, ancestry, alienage, citizenship, nationality, mental or physical disability, denial of family and medical care leave, medical condition (including cancer and genetic characteristics), marital status, military status, gender identity, harassment or any other basis prohibited by law.

As a condition of the Company entering into this Agreement, Employee further represents that Employee has not filed against the Company or any of the other Releasees, any complaints, claims or lawsuits with any arbitral tribunal, administrative agency, or court prior to the date hereof, and that Employee has not transferred to any other person any such complaints, claims or lawsuits. Employee understands that by signing this Agreement, Employee waives her right to any monetary recovery in connection with a local, state or federal governmental agency proceeding and Employee waives her right to file a claim seeking monetary damages in any arbitral tribunal, administrative agency, or court. This Agreement does not: (i) prohibit or restrict Employee from communicating, providing relevant information to or otherwise cooperating with the U.S. Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws (including with respect to SEC Whistleblowing) regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Release or its underlying facts, or (ii) require Employee to notify the Company of such communications or inquiry. Furthermore, notwithstanding the foregoing, this Release does not include and will not preclude: (a) rights or claims to vested benefits under any applicable retirement and/or pension plans; (b) rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (c) claims for unemployment compensation; (d) rights to defense and indemnification or under the Company’s directors’ and officers’ liability insurance, if any, from the Company for actions or inactions taken by Employee in the course and scope of Employee’s employment with the Company and its parents, subsidiaries and/or affiliates; (e) any rights Employee may have to obtain contribution as permitted by law in the event of entry of judgment against the Company as a result of any act or failure to act for which Employee and the Company are held jointly liable; (f) any rights to vested equity that vested prior to or because of the termination of Employee’s employment and rights as a stockholder; and/or (g) any actions to enforce this Agreement.

For the avoidance of doubt, notwithstanding anything to the contrary, this Release does not limit Employee’s right to receive an award from any governmental agency for information provided to the governmental agency. However, by executing this Release, Employee hereby waives the right to recover any damages, compensation or monetary award from the Company in any lawsuit or any proceeding before any governmental agency that arises out of alleged facts or circumstances on or before the effective date of this Release. Employee acknowledges that, in signing this Release, Employee has not relied on any promises or representations, express or implied, other than those that are set forth expressly herein.

4. Supplemental Release of Claims. In consideration for the payments, benefits and other promises and covenants set forth in this Agreement, following the Termination Date, Employee shall execute and deliver the Supplemental Release.

5. Covenant Not To Sue. Releasors warrant and represent that as of the date the Employee executes this Agreement (the “Execution Date”), none of them has filed any complaint, charge or lawsuit or commenced any other proceeding regarding the claims which are released by this Agreement with any federal, state or local court or any federal, state or local governmental agency or commission (a ”Governmental Agency”) or arbitrator, mediator or other dispute resolution process and that to the extent permitted by law (as explained further below) and consistent with this Agreement, they will not at any time hereafter file any complaint or lawsuit regarding the claims which are released by this Agreement with any court or Governmental Agency or arbitrator, mediator or other dispute resolution process, and if any such complaint or lawsuit is filed that is covered by this Agreement or the Supplemental Release, it will be immediately dismissed with prejudice as soon as possible thereafter. The Company’s obligations under this Agreement are contingent upon the dismissal and withdrawal of any and all complaints, claims or actions regardless of where they may be pending. Should Employee breach any of the terms of this Agreement, to the extent authorized by law, Employee will be responsible for payment of all reasonable attorneys’ fees and costs that the Company Parties incur in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

6. Non-Disparagement; References.

a. Employee agrees to that she shall not disparage, criticize, defame, slander, or otherwise take any action, whether in writing, verbally, or by any other non-verbal gesture or form of communication, with intent to: (i) harm the Company Parties; (ii) portray the Company Parties in an unfavorable light; or (iii) subject the Company Parties to scorn or ridicule.

b. The Company shall direct its directors and officers not to disparage, criticize, defame, or slander, or otherwise take any action, whether in writing or verbally, with intent to: (i) harm the Employee; (ii) portray the Employee in an unfavorable light; or (iii) subject the Employee to scorn or ridicule.

c. Subject to Section 6(d) below, the Company in response to an inquiry by a prospective employer will provide Employee with a neutral reference, which means that it will only provide the Employee’s job title, dates of employment and, if requested by the Employee, Employee’s salary, and further, the Company shall not contest any application Employee makes for unemployment benefits; provided, however, that nothing in this Section 6.b shall prohibit the Company from making any necessary disclosures about Employee, including regarding Employee’s employment and Employee’s separation of employment in connection with any judicial, administrative or other proceeding or investigation or as otherwise required by law.

d. Notwithstanding anything to the contrary in Section 6(c), the Company acknowledges that if a third party asks Mark Pruzanski, Chief Executive Officer of the Company, to be a reference for Employee, the Company shall use reasonable best efforts to cause Dr. Pruzanski to provide what he reasonably believes to be positive examples of Employee’s performance and Employee’s contributions to the Company as an employee.

e. The Company and the Employee shall mutually draft an official statement to be released to the press attached as Exhibit C.

7. Additional Acknowledgements and Agreements.

a. Employee understands and acknowledges that Employee remains bound by any and all agreements with the Company with regard to confidential information, assignment of rights in intellectual property, non-competition and non-solicitation that by their terms remain in effect notwithstanding the termination of employment. Without limiting the foregoing, Employee acknowledges and agrees that Employee’s Invention, Non-Disclosure, and Non-Solicitation Agreement, a copy of which is attached hereto as Exhibit D (the “Restrictive Covenant Agreement”) shall continue to remain in full force and effect pursuant to its terms and that Employee shall honor them.

b. Employee further agrees that Employee will not, directly or indirectly, make any disclosure of the Company’s confidential information to anyone or make any use of confidential information on Employee’s own behalf or on behalf of any third party, without the Company’s prior written consent. Notwithstanding the foregoing, Employee understands that Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

c. Employee agrees to permit the Company to examine any personal electronic devices that Employee owns that Employee has used in connection with Employee’s employment with the Company, including, without limitation, any personal computers or smart phones. Employee further agrees that the Company has the right to remove any information pertaining to the Company or Employee’s employment with the Company from such devices.

d. Employee agrees that Employee will not in any way communicate or discuss the terms of this Agreement, including but not limited to the amount paid to Employee, with any person other than Employee’s spouse, attorney or tax advisor. Employee shall inform Employee’s spouse, attorney and tax advisor of the confidential nature of this Agreement. The Company understands and agrees that the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential and shall not be disclosed to any third parties, except to the extent required by federal or state law or as otherwise agreed to in writing with Employee.

e. Employee acknowledges that Employee has received payment in full for all services rendered in conjunction with Employee’s employment by the Company, including payment for all wages, bonuses, and equity for any period before the Termination Date (other than any current salary and benefits due in the ordinary course in a final paycheck or thereafter), and that no other compensation is owed to Employee, including under Sections 5.2, 5.3 and 5.4 of the Employment Agreement with the Company, except as provided in the applicable provisions of Section 2 of this Agreement; provided, however that nothing herein shall affect any claims of entitlement Employee may have to vested benefits under any 401(k) plan or other ERISA-covered benefit plan (excluding severance) provided by the Company.

f. Employee acknowledges that as of the Execution Date, Employee has not contacted any Governmental Agency to report an alleged violation of applicable law by the Company, except to the extent Employee has already informed the Company in writing prior to the Execution Date.

g. Employee acknowledges that any breach of Section 8 will cause irreparable injury to the Company and that the Company, without the requirement of posting a bond or other security, may seek and obtain injunctive or other equitable relief against such breach or a threatened breach without prejudice to any other remedies that may be available to it.

8. Limitations Regarding Governmental Agency Activity. Notwithstanding anything in this Agreement and the Supplemental Release to the contrary, nothing in this Agreement, including the Supplemental Release, prohibits or restricts Employee from filing, or limits Employee’s ability to file, a charge or complaint with a Governmental Agency; prohibits or restricts Employee from communicating with, providing documents or other relevant information to or otherwise cooperating with, or limit Employee’s ability to communicate with, provide documents or other relevant information to or otherwise to cooperate with, any Governmental Agency, including, but not limited to, responding to any inquiry from such authority, including an inquiry about the existence of this Agreement, its release or its underlying facts. To the maximum extent permitted by law, however, nothing in this Agreement or the Supplemental Release shall be deemed to limit the Company’s right to seek immediate dismissal of a charge or complaint on the basis that Employee’s signing of this Agreement and the Supplemental Release constitutes a full release of any claims, including claims of discrimination, or to seek restitution to the extent permitted by law of the economic benefits provided to Employee under this Agreement in the event that Employee successfully challenge the validity of the Supplemental Release, provided, however, that Employee retains the right to receive, and the Company shall not seek restitution of, an award for information lawfully provided to a Governmental Agency.

9. Indemnification. The Company together with its its successors shall indemnify, defend and hold harmless Employee against all claims, actions, proceedings, demands, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees) (together, “Losses”) to the extent the same arise from the conduct of the business of the Company or its subsidiaries, and whether arising prior to or following the date hereof, except any Losses caused by self-dealing, fraud, gross negligence, willful misconduct by Employee, or as otherwise prohibited by applicable law. In connection therewith, the Company or its successors shall advance to Employee reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Employee to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Employee was not entitled to the reimbursement of such fees and expenses), and Employee will be entitled to the protection of any insurance policies that either the Company or an applicable Company Party may elect to maintain generally for the benefit of their employees, officers and directors, to the extent as provided under such policies. This Section 9 shall survive the termination of the Employee’s employment with the Company and this Agreement.

10. Disclaimer. This Agreement in no way constitutes an implicit or explicit admission or recognition by either party hereto of a violation of any federal, state, municipal, or local law.

11. Tax Provision. Employee acknowledges that Employee is not relying upon advice or representation of the Company with respect to the tax treatment of any of the payments or benefits provided by the Company. The benefits provided to Employee are intended to be exempt from or compliant with Section 409A of the Internal Revenue Code of 1986. The Company makes no representation or warranty and shall have no liability to Employee or to any other person if any of the provisions of the Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy an exemption for, or the conditions of, that section. All payments under this Agreement will be reduced by all applicable taxes and withholdings.

12. Binding Agreement. This Agreement in its entirety shall be binding upon the parties hereto, their heirs, successors, legal representatives, and assigns.

13. Governing Law. The laws of the State of New York shall govern the interpretation and performance of this Agreement (without regard to New York’s principles of conflicts of law) should any dispute arise concerning or related to this Agreement, except whereas otherwise expressly provided in this Agreement. In the event of any dispute arising out of this Agreement or any action to enforce the terms of this Agreement, the parties expressly submit to jurisdiction and venue in the state or federal courts of New York. Further, the parties expressly consent to accept service of any pleading or motion related to enforcing this Agreement by the prosecuting/moving party by mailing, hand delivering, or overnight expressing a copy to the other party and the other party’s attorneys, if any.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Employee.

15. No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under law, such provision shall be effective to the extent not affected by such prohibition or invalidity, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Agreement, and if this Agreement or the Supplemental Release is found to be unenforceable, this entire Agreement shall be void and the Company shall have no further obligation to Employee.

17. Headings for Reference. The Section headings in this Agreement are for convenience of reference only and have no independent legal significance.

18. Execution and Delivery. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be the original, but such counterparts together shall constitute but one of the same instrument. Delivery by Employee to the Company shall be effective provided it is made within twenty-one (21) days of the date Employee receives this Agreement by e-mail or regular mail. If delivery by Employee is effectuated by e-mail, it shall be scanned and e-mailed to the following address: david.ford@interceptpharma.com. In the case of e-mail delivery, Employee shall also send an original by regular mail to:

David Ford

Chief Human Resources Officer

Intercept Pharmaceuticals, Inc.

10 Hudson Yards, 37th Floor

New York, NY 10001

19. Entire Agreement. This Agreement (including the Supplemental Release) sets forth the entire agreement of the parties, there being no other promise or inducement to or for the execution of this Agreement other than the consideration cited above. Except as otherwise expressly set forth in this Agreement (including the continued applicability of Restrictive Covenant Agreement), this Agreement supersedes any and all prior agreements between Employee and the Company, whether written or oral. Employee affirms that Employee has not relied on any promises or representations, express or implied, other than those that are set forth expressly in this Agreement and that are intended to survive separation from employment, in accordance with the terms of the Agreement.

20. Release Acknowledgements. Employee acknowledges that:

a. Employee has carefully read and understand this Agreement and the Release;

b. The Company advised Employee to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

c. Employee understands that this Agreement is legally binding and by signing it Employee gives up certain rights;

d. Employee has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

e. Employee acknowledges and agrees that the Separation Benefits are contingent on execution of this Agreement, which releases all of my claims against the Company and the Releasees, and Employee knowingly and voluntarily agreeS to release the Company and the Releasees from any and all claims Employee may have, known or unknown, in exchange for the benefits Employee will obtain by signing this Agreement and the Supplemental Release, and that these benefits are in addition to any benefit Employee would have otherwise received if Employee did not sign this Agreement;

f. Employee has seven (7) days after Employee signs this Agreement to revoke it by notifying the Company in writing. This Agreement (and the Release) will not become effective or enforceable until the seven (7) day revocation period has expired. This Agreement shall be effective and irrevocable on the eighth day following Employee’s signing of this Agreement without recession.

g. This Agreement includes a waiver of all rights and claims Employee may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.); and

h. This Release does not waive any rights or claims that may arise after this Agreement becomes effective, which is seven (7) days after Employee signs it, provided that Employee does not exercise my right to revoke this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this instrument on the dates indicated below.

/s/ Rachel McMinn	11/03/2017
Rachel McMinn	Date

INTERCEPT PHARMACEUTICALS, INC.

Signature:	/s/ David Ford
Name:	David Ford
Title:	Chief Human Resources Officer
Date:	11/01/2017

EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the payments and benefits (the “Separation Benefits”) to be provided to me in connection with the separation of my employment, in accordance with the Separation Agreement between Intercept Pharmaceuticals, Inc. (the “Company”) and me dated as of November 1, 2017 (the “Agreement”), which Separation Benefits are conditioned on my signing this Supplemental Release of Claims (“Release”) and which I will forfeit unless I execute and do not revoke this Release, I, on my own behalf and on behalf of my heirs and estate, voluntarily, knowingly and willingly release and forever discharge the Company, its subsidiaries, affiliates, parents, and, in their capacities as such, stockholders, together with each of those entities’ respective officers, directors, stockholders, employees, agents, fiduciaries and administrators, each in their capacities as such (collectively, the “Releasees”) from any and all claims and rights of any nature whatsoever which I now have or in the future may have against them up to the date I execute this Release, whether known or unknown, suspected or unsuspected. This Release includes, but is not limited to, any rights or claims relating in any way to my employment relationship with the Company or any of the other Releasees or the termination thereof, any contract claims (express or implied, written or oral), including, but not limited to, the Agreement, or any rights or claims under any statute, including, without limitation, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973 (including Section 504 thereof), Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Non-Discrimination Act, the New York State Human Rights Law, the New York City Human Rights Law, and the Employee Retirement Income Security Act of 1974, all as amended, and any other federal, state or local law. This Release specifically includes, but is not limited to, any claims based upon the right to the payment of wages, incentive and performance compensation, bonuses, equity grants, vacation, pension benefits, 401(k) Plan benefits, stock benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, age, religion, sexual orientation, religious creed, sex, national origin, ancestry, alienage, citizenship, nationality, mental or physical disability, denial of family and medical care leave, medical condition (including cancer and genetic characteristics), marital status, military status, gender identity, harassment or any other basis prohibited by law.

As a condition of the Company entering into this Release, I further represent that I have not filed against the Company or any of the other Releasees, any complaints, claims or lawsuits with any arbitral tribunal, administrative agency, or court prior to the date hereof, and that I have not transferred to any other person any such complaints, claims or lawsuits. I understand that by signing this Release, I waive my right to any monetary recovery in connection with a local, state or federal governmental agency proceeding and I waive my right to file a claim seeking monetary damages in any arbitral tribunal, administrative agency, or court. This Release does not: (i) prohibit or restrict me from communicating, providing relevant information to or otherwise cooperating with the U.S. Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws (including with respect to SEC Whistleblowing) regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Release or its underlying facts, or (ii) require me to notify the Company of such communications or inquiry. Furthermore, notwithstanding the foregoing, this Release does not include and will not preclude: (a) rights or claims to vested benefits under any applicable retirement and/or pension plans; (b) rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (c) claims for unemployment compensation; (d) rights to defense and indemnification or under the Company’s directors’ and officers’ liability insurance, if any, from the Company for actions or inactions taken by me in the course and scope of my employment with the Company and its parents, subsidiaries and/or affiliates; (e) any rights I may have to obtain contribution as permitted by law in the event of entry of judgment against the Company as a result of any act or failure to act for which I and the Company are held jointly liable; (f) any rights to vested equity that vested prior to or because of the termination of my employment and rights as a stockholder; and/or (g) any actions to enforce the Agreement.

For the avoidance of doubt, notwithstanding anything to the contrary, this Release does not limit my right to receive an award from any governmental agency for information provided to the governmental agency. However, by executing this Release, I hereby waive the right to recover any damages, compensation or monetary award from the Company in any lawsuit or any proceeding before any governmental agency that arises out of alleged facts or circumstances on or before the effective date of this Release.

I acknowledge that, in signing this Release, I have not relied on any promises or representations, express or implied, other than those that are set forth expressly herein or in the Agreement and that are intended to survive separation from employment, in accordance with the terms of the Agreement.

Nondisclosure; Continuing Obligations - I understand and agree that, to the extent permitted by law, the terms and contents of this Release (as modified before signature) and the contents of the negotiations and discussions resulting in this Release shall be maintained as confidential by me and must not be disclosed to anyone other than a member of my immediate family, my attorney, accountant or other advisor (and, even as to such a person, only if the person agrees to honor this confidentiality requirement) except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. I acknowledge and reaffirm my obligation to keep confidential and not disclose any and all non-public information concerning the Company that I acquired during the course of my employment or other relationship with the Company, including any non-public information concerning the Company’s business affairs, business prospects and financial condition, as is stated more fully in any Invention, Non-Disclosure, and Non-Solicitation Agreement and that I will comply with such agreement in all other respects.

The Company understands and agrees that the contents of the negotiations and discussions resulting in this Release shall be maintained as confidential and shall not be disclosed to any third parties, except to the extent required by federal or state law or as otherwise agreed to in writing with me.

Return of Company Property - I confirm that I have returned to the Company in good working order all Company-owned keys, files, records (and copies thereof), equipment (including computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, smartphones, etc.), Company identification, the Company proprietary and confidential information, and any other Company-owned property in my possession or control and I have left intact with, or delivered intact to, the Company all electronic Company documents and internal and external websites, including those that I developed or helped to develop during my employment, and that I have thereafter deleted, and destroyed any hard copies of, all electronic files relating to the Company that are in my possession or control, including any that are located on any of my personal computers or external or cloud storage. I further confirm that I have cancelled all accounts for my benefit, if any, in the Company’s name including, but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts. Notwithstanding the foregoing, I shall be permitted to retain my contacts and calendars and personal correspondence and any documents or data related to my compensation or reasonably needed for tax preparation purposes.

Final Compensation – I acknowledge that I have received payment in full for all services rendered in conjunction with my employment by the Company, including payment for all wages, bonuses, and equity for any period before the date of this Release (other than any current salary and benefits due in the ordinary course in a final paycheck or thereafter), and that no other compensation is owed to me, except as provided in the applicable provisions of Section 2 of the Agreement; provided that nothing herein shall affect any claims of entitlement I may have to vested benefits under any 401(k) plan or other ERISA-covered benefit plan (excluding severance) provided by the Company.

Cooperation – I agree to cooperate with, provide assistance to, and make myself reasonably available to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation or examination relating to the Company or any of its current or former employees, in which, in the reasonable judgment of the Company or its counsel, my assistance or cooperation is needed due to my personal involvement in or knowledge about the circumstances to which the litigation or investigation relates. I agree not to assist or provide information to any adverse party in any litigation against the Company or any of its current or former employees, except as required under law or formal legal process, unless I provide advance notice to the Company at least 10 days before such assistance or provision of information (or, if I am so required to assist or provide such information within less than 10 days of receipt of such requirement, after I provide timely advance notice to the Company) to allow the Company to take legal action with respect to the matter. Finally, I will undertake to satisfy requests for information from the Company with respect to the above undertaking. Nothing in this Release is intended to restrict or preclude me from, or otherwise influence me in, testifying fully and truthfully in legal, administrative, or any other proceedings involving the Company, as required by law or formal legal process.

Nature of Agreement – I understand and agree that this Release (which is attached to the Severance Agreement) is part of a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

Voluntary Assent – I affirm that no other promises or agreements of any kind have been made to or with me by any person or entity whatsoever to cause me to sign this Release, other than as reflected in the Agreement and that I fully understand the meaning and intent of the Release. I acknowledge that, in signing this Release, I have not relied on any promises or representations, express or implied, other than those that are set forth expressly herein or in the Agreement and that are intended to survive separation from employment, in accordance with the terms of the Agreement. I further state and represent that I have carefully read this Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act.

Validity – Whenever possible, each provision of this Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Release shall be prohibited by or be invalid under law, such provision shall be effective to the extent not affected by such prohibition or invalidity, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Agreement, and if this Release is found to be unenforceable, the Agreement shall be void and the Company shall have no further obligation to me.

I further acknowledge that:

(1)	I first received this Release on the date of the Agreement to which it is attached as Exhibit A;

(2)	I understand that, in order for this Release to be effective, I may not sign it prior to the date of my separation of employment with the Company but that if I wish to receive the Separation Benefits, I must sign and return this Release prior to the thirtieth (30th) day following my separation of employment;

(3)	I have carefully read and understand this Release;

(4)	The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Release;

(5)	I understand that this Release is legally binding and by signing it I give up certain rights;

(6)	I have voluntarily chosen to enter into this Release and have not been forced or pressured in any way to sign it;

(7)	I acknowledge and agree that the Separation Benefits are contingent on execution of this Release, which releases all of my claims against the Company and the Releasees, and I knowingly and voluntarily agree to release the Company and the Releasees from any and all claims I may have, known or unknown, in exchange for the benefits I have obtained by signing, and that these benefits are in addition to any benefit I would have otherwise received if I did not sign this Release;

(8)	I have seven (7) days after I sign this Release to revoke it by notifying the Company in writing. The Release will not become effective or enforceable until the seven (7) day revocation period has expired. This Agreement shall be effective and irrevocable on the eighth day following my signing of this Agreement without recession.

(9)	This Release includes a waiver of all rights and claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.); and

(10)	This Release does not waive any rights or claims that may arise after this Release becomes effective, which is seven (7) days after I sign it, provided that I do not exercise my right to revoke this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Intending to be legally bound, I have signed this Release as of the date written below.

Signature:	/s/Rachel McMinn	01/05/2017
	Rachel McMinn	Date Signed

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